EXHIBIT 99.1

USA Truck Reports First Quarter 2021 Results

●	1Q 2021 earnings per diluted share of $0.40 versus 1Q 2020 loss per diluted share of $0.30
●	1Q 2021 adjusted earnings per diluted share(a) of $0.43 versus 1Q 2020 adjusted loss per diluted share(a) $0.26
●	1Q 2021 consolidated operating revenue increased 25.0% to $158.5 million from $126.8 million in 1Q 2020

Van Buren, AR – April 29, 2021 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the quarter ended March 31, 2021.

For the quarter ended March 31, 2021, consolidated operating revenue was $158.5 million compared to $126.8 million for the prior-year period.  Base revenue(a) for the first quarter of 2021, which excludes fuel surcharge revenue, was $144.3 million compared to $112.6 million for the 2020 period.  The Company reported net income of $3.6 million, or $0.40 per diluted share for the first quarter 2021 and adjusted net income(a) of $3.9 million, or $0.43 per diluted share, compared to a net loss of $2.6 million, or $0.30 per diluted share and adjusted net loss(a) of $2.2 million, or $0.26 per diluted share for the same quarter in 2020.  The Company’s first quarter 2021 consolidated operating ratio was 96.2%, compared to 101.8% in the comparable 2020 quarter.

President and CEO James Reed commented, “The first quarter marked the best first quarter earnings in the Company’s history.  I am proud of how the team has bought into our vision, and how our transformation continues to manifest itself in improved operating and financial results.

Freight demand continued to be strong, driven by increased consumer spending and customers restocking depleted inventory levels.  Additionally, capacity has remained tight as the recruitment of professional drivers continues to be an industrywide challenge.  While these two dynamics have pushed shipping rates upward, much of this quarter’s improvement is due to the continued transformation of the Trucking segment through regionalization, optimization, pricing discipline, and a continued focus on safety and cost control.  Additionally, our driver retention strategy contributed to this quarter’s record performance, with lower turnover and reduced costs in the most difficult driver hiring environment in recent memory. Our much improved retention levels of current drivers are evidence that there has been a positive shift in the driver experience at USA Truck.  Our Trucking segment adjusted operating ratio improved 570 basis points year over year to 95.8% in the quarter.

USAT Logistics load volume increased 21.4% with revenue up 90.9% year over year.  Increased volumes and pricing drove an improvement in segment adjusted operating ratio in the quarter of 580 basis points year over year to 96.1%.”

Trucking:  For the first quarter of 2021, Trucking operating revenue (before intersegment eliminations) increased $9.1 million, or 9.7%, to $103.1 million, compared to the first quarter of 2020.  Trucking operating income of $3.5 million for the first quarter reflected an operating ratio of 96.6% compared to an operating loss of $1.7 million and an operating ratio of 101.8% for the first quarter of 2020.  This represents an increase of $5.2 million year over year in operating income and a 520 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $3.9 million for the 2021 period, reflecting an adjusted operating ratio(a) of 95.8%, compared to an adjusted operating loss(a) of $1.3 million and an adjusted operating ratio(a) of 101.5% for the comparable 2020 period.  This represents an increase of $5.1 million year over year in adjusted operating income(a) and a 570 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results during the first quarter:

●	Base revenue per available tractor per week increased $591, or 18.3%, compared to the first quarter of 2020 primarily due to the increase in base revenue per loaded mile.
●	Base revenue per loaded mile increased $0.405, or 19.4% year over year as a result of continued elevated demand for our services and tightening supply in the market and improved network efficiency resulting in higher rate realizations.
●	Deadhead percentage for the first quarter 2021 improved 160 basis points year over year.
●	Loaded miles per available tractor per week decreased 14 miles, or 0.9%, compared to the first quarter of 2020.
●	The average seated tractor count for the first quarter of 2021 was 1,782, which represented a decrease of 4.8% over the first quarter 2020 average of 1,871. Average unseated tractor percentage for the first quarter of 2021 was 5.8%, increased from the first quarter of 2020.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $68.4 million for the first quarter of 2021, an increase of $32.6 million, or 90.9% year over year.  Both operating income and adjusted operating income(a) were $2.5 million for the first quarter of 2021, reflecting an operating ratio of 96.3% and an adjusted operating ratio(a) of 96.1%, compared to an operating loss and adjusted operating loss(a) of $0.6 million and an operating ratio of 101.7% and an adjusted operating ratio(a) of 101.9% for the comparable 2020 period.  This change represented an increase of $3.2 million year over year in both operating income and adjusted operating income(a) and an  improvement of 540 basis points in operating ratio and 580 basis points in adjusted operating ratio(a) compared to the first quarter of 2020.

USAT Logistics operations delivered the following results during the first quarter:

●	Gross margin dollars increased 107.2% to $8.2 million for the first quarter 2021, and decreased 12.0%, or $1.1 million, sequentially.
●	Gross margin percentage for the first quarter of 2021 improved 90 basis points to 12.0% when compared to 11.1% for the comparable quarter of 2020 and decreased 230 basis points sequentially from 14.3%.
●	Revenue per load increased 57.1%, or $752 per load year over year, and 3.2%, or $65 per load, sequentially.
●	Load count increased by 5,836 loads, or 21.4%, year over year, and 451 loads, or 1.4%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended
	March 31,
Trucking:	2021	2020
Operating revenue (before intersegment eliminations) (in thousands)	$103,103	$93,994
Operating income (loss) (1) (in thousands)	$3,520	$(1,688)
Adjusted operating income (loss) (2) (in thousands)	$3,875	$(1,256)
Operating ratio (3)	96.6%	101.8%
Adjusted operating ratio (4)	95.8%	101.5%
Total miles (5) (in thousands)	42,148	45,718
Deadhead percentage (6)	11.6%	13.2%
Base revenue per loaded mile	$2.490	$2.085
Average number of seated tractors	1,782	1,871
Average number of available tractors (7)	1,892	1,974
Average number of in-service tractors (8)	1,923	2,003
Loaded miles per available tractor per week	1,532	1,546
Base revenue per available tractor per week	$3,814	$3,223
Average loaded miles per trip	520	495

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$68,381	$35,825
Operating income (loss) (1) (in thousands)	$2,526	$(624)
Adjusted operating income (loss) (2) (in thousands)	$2,528	$(624)
Gross margin (9) (in thousands)	$8,224	$3,969
Gross margin percentage (10)	12.0%	11.1%
Load count (in thousands)	33.1	27.2

1)Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.

9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of March 31, 2021, total debt and financing lease liabilities was $148.3 million, total debt and financing lease liabilities, net of cash (excluding restricted cash) (“Net Debt”)(a), was $145.6 million and total stockholders’ equity was $88.5 million.  Net Debt to Adjusted EBITDA(a) for the trailing twelve months ended March 31, 2021 was 2.3x.  The Company had approximately $66.9 million available to borrow under its Credit Facility as of March 31, 2021.

First Quarter 2021 Conference Call Information

USA Truck will hold a conference call to discuss its first quarter 2021 results on Friday, April 30, 2021 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-877-407-9205 (U.S./Canada) or 1-201-689-8054 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/40697.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDA”, “Adjusted EBITDA, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash.  The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits and asset impairments.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define or calculate these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020

	(in thousands, except per share data)
Operating revenue	$158,505	$126,773

Operating expenses:
Salaries, wages and employee benefits	36,555	35,845
Fuel and fuel taxes	11,444	11,863
Depreciation and amortization	9,570	10,011
Insurance and claims	5,809	5,857
Equipment rent	1,949	2,292
Operations and maintenance	7,066	8,896
Purchased transportation	74,103	47,814
Operating taxes and licenses	1,272	1,159
Communications and utilities	804	813
(Gain) loss on disposal of assets, net	(177)	38
Other	4,064	4,497
Total operating expenses	$152,459	$129,085
Operating income (loss)	6,046	(2,312)

Other expenses:
Interest expense, net	1,025	1,684
Other, net	61	46
Total other expenses, net	1,086	1,730
Income (loss) before income taxes	4,960	(4,042)
Income tax expense (benefit)	1,363	(1,491)

Consolidated net income (loss) and comprehensive income (loss)	$3,597	$(2,551)

Net earnings (loss) per share:
Average shares outstanding (basic)	8,841	8,633
Basic earnings (loss) per share	$0.41	$(0.30)

Average shares outstanding (diluted)	9,007	8,633
Diluted earnings (loss) per share	$0.40	$(0.30)

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020

	(in thousands)
Net income (loss)	$3,597	$5,933	$2,295	$(931)
Add:
Depreciation and amortization	9,570	11,418	9,896	10,034
Interest expense, net	1,025	1,270	1,416	1,235
Income tax expense	1,363	2,402	666	632
EBITDA	15,555	21,023	14,273	10,970
Add:
Non-cash equity compensation	168	565	406	363
Severance costs included in salaries, wages and employee benefits	34	50	9	84
Asset impairments	—	—	—	588
Adjusted EBITDA	$15,757	$21,638	$14,688	$12,005

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended
	March 31,
	2021	2020

	(in thousands)
Net income (loss)	$3,597	$(2,551)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	34	92
Amortization of acquisition related intangibles	323	340
Income tax effect of adjustments	(91)	(110)
Adjusted net income (loss)	$3,863	$(2,229)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended
	March 31,
	2021	2020
Earnings (loss) per diluted share	$0.40	$(0.30)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.00	0.01
Amortization of acquisition related intangibles	0.04	0.04
Income tax effect of adjustments	(0.01)	(0.01)
Adjusted earnings (loss) per diluted share	$0.43	$(0.26)

NET DEBT RECONCILIATION

	March 31, 2021	December 31, 2020

	(in thousands)
Total current debt and financing lease liabilities	$16,843	$18,446
Long-term debt, less current maturities	80,026	81,352
Financing leases, less current maturities	51,401	54,482
Total Debt	148,270	154,280
Less: Cash, excluding restricted cash	(2,720)	(82)
Net Debt	$145,550	$154,198

ADJUSTED OPERATING RATIO RECONCILIATION

	Three Months Ended
	March 31,
Consolidated	2021	2020

	(in thousands)
Operating revenue	$158,505	$126,773
Less: fuel surcharge revenue	(14,240)	(14,192)
Base revenue	$144,265	$112,581
Operating expense	$152,459	$129,085
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(34)	(92)
Amortization of acquisition related intangibles	(323)	(340)
Fuel surcharge revenue	(14,240)	(14,192)
Adjusted operating expense	$137,862	$114,461
Operating income (loss)	$6,046	$(2,312)
Adjusted operating income (loss)	$6,403	$(1,880)
Operating ratio	96.2%	101.8%
Adjusted operating ratio	95.6%	101.7%

	Three Months Ended
	March 31,
Trucking Segment	2021	2020

	(in thousands)
Operating revenue	$102,776	$93,000
Intersegment activity	327	994
Operating revenue (before intersegment eliminations)	103,103	93,994
Less: fuel surcharge revenue	(10,319)	(11,287)
Base revenue	$92,784	$82,707
Operating expense (before intersegment eliminations)	$99,583	$95,682
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(32)	(92)
Amortization of acquisition related intangibles	(323)	(340)
Fuel surcharge revenue	(10,319)	(11,287)
Adjusted operating expense	$88,909	$83,963
Operating income (loss)	$3,520	$(1,688)
Adjusted operating income (loss)	$3,875	$(1,256)
Operating ratio	96.6%	101.8%
Adjusted operating ratio	95.8%	101.5%

	Three Months Ended
	March 31,
USAT Logistics Segment	2021	2020

	(in thousands)
Operating revenue	$55,729	$33,773
Intersegment activity	12,652	2,052
Operating revenue (before intersegment eliminations)	68,381	35,825
Less: fuel surcharge revenue	(4,296)	(3,077)
Base revenue	$64,085	$32,748
Operating expense (before intersegment eliminations)	$65,855	$36,449
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(2)	—
Fuel surcharge revenue	(4,296)	(3,077)
Adjusted operating expense	$61,557	$33,372
Operating income (loss)	$2,526	$(624)
Adjusted operating income (loss)	$2,528	$(624)
Operating ratio	96.3%	101.7%
Adjusted operating ratio	96.1%	101.9%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	March 31, 2021	December 31, 2020

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $200 and $243, respectively)	$2,920	$325
Accounts receivable, net of allowance for doubtful accounts of $609 and $617, respectively	81,419	63,984
Other receivables	3,526	2,873
Inventories	972	975
Assets held for sale	25	2,635
Prepaid expenses and other current assets	8,834	8,749
Total current assets	97,696	79,541
Property and equipment:
Land and structures	33,593	33,488
Revenue equipment	297,630	305,509
Service, office and other equipment	30,564	30,331
Property and equipment, at cost	361,787	369,328
Accumulated depreciation and amortization	(153,325)	(150,173)
Property and equipment, net	208,462	219,155
Operating leases - right of use assets	26,668	28,154
Goodwill	5,231	5,231
Other intangibles, net	14,783	15,105
Other assets	3,516	3,046
Total assets	$356,356	$350,232
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,574	$27,045
Current portion of insurance and claims accruals	10,634	9,846
Accrued expenses	15,270	10,798
Current finance lease obligations	11,745	11,655
Current operating lease obligations	6,559	6,838
Long-term debt, current maturities	5,098	6,791
Total current liabilities	83,880	72,973
Other long-term liabilities	2,868	4,817
Long-term debt, less current maturities	80,026	81,352
Long-term finance lease obligations	51,401	54,482
Long-term operating lease obligations	20,487	21,690
Deferred income taxes	22,430	23,414
Insurance and claims accruals, less current portion	6,803	6,803
Total liabilities	267,895	265,531
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,226,782 shares, and 12,037,966 shares, respectively	122	120
Additional paid-in capital	61,655	60,692
Retained earnings	82,112	78,515
Less treasury stock, at cost (3,347,020 shares, and 3,293,223 shares, respectively)	(55,428)	(54,626)
Total stockholders' equity	88,461	84,701
Total liabilities and stockholders' equity	$356,356	$350,232